EXHIBIT 8.1

                               LIST OF SUBSIDIARES








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                                   EXHIBIT 8.1

                              LIST OF SUBSIDIARIES



1.       TM Resources AB

         The Company owns 100% of TM Resources AB which was incorporated in Sweden on January 14, 2006.


2.       TMXI Resources S.A. de C.V.

         The Company owns 100% of TMXI Resources S.A. de C.V. which was incorporated in Mexico on October 15, 2002.


3.       Kay Metals Ltd.

         The Company owns 100% of Kay Metals Ltd. which was incorporated under the laws of the Islands of Barbados on December 3, 1993.


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